Exhibit 5.3

February 27, 2012

Student Transportation Inc.

3349 Highway 138

Building B, Suite D

Wall, New Jersey 07719

USA

Dear Sirs/Mesdames:

Re:	Prospectus forming part of Registration Statement on Form F-10

Reference is made to the prospectus (the “Prospectus”) dated February 27, 2012, forming part of the registration statement on Form F-10 to be filed by Student Transportation Inc. with the U.S. Securities and Exchange Commission.

We hereby consent to the references to our firm name in the Prospectus under the heading “Certain Canadian Federal Income Tax Considerations”.

Yours very truly,

GOODMANS LLP

/s/ GOODMANS LLP